                     SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ____________________________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        OMEGA HEALTHCARE INVESTORS, INC.
             (Exact name of registrant as specified in its charter)



            MARYLAND                                      38-3041398
    (State of Incorporation)                 (IRS Employer Identification No.)



                     905 WEST EISENHOWER CIRCLE, SUITE 110
                           ANN ARBOR, MICHIGAN 48103
                    (Address of principal executive offices)


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12 (B) OF THE ACT:

                   9.25% SERIES A CUMULATIVE PREFERRED STOCK
                     (Title of each class to be registered)

                            NEW YORK STOCK EXCHANGE
        (Name of each exchange on which each class is to be registered)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box: [ ]


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box: [ ]

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:


                                      NONE

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the 9.25% Series A Cumulative Preferred Stock (the "Series A Preferred Stock") to be registered hereunder is contained in the section entitled, "Description of Preferred Stock" on pages 7 through 11 of the Prospectus included in the Registrant's Form S-3 Registration Statement, No. 333-20967, as filed on February 3, 1997, and as declared effective on February 14, 1997 by the Securities and Exchange Commission, and as supplemented in the section entitled, "Description of Series A Preferred Stock" on pages S-18 through S-25 of the Preliminary Prospectus Supplement dated April 22, 1997 and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such description is incorporated herein by reference.


ITEM 2.         EXHIBITS.

Exhibit
Number                        Description
------                        -----------

2.1     Articles of Incorporation, as amended, of the Registrant, filed as
        Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ended March 31, 1995 and incorporated herein by reference.

2.2     Amended and Restated Bylaws of the Registrant, as amended
        August 17, 1993 (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-4 (#33-70612) dated October 21, 1993), and incorporated herein by reference.

2.3 Form of Articles Supplementary Classifying the 9.25% Series A Cumulative Preferred Stock, filed as Exhibit 4.1 to Registrant's Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference.

2.4 Specimen share certificate for 9.25% Series A Cumulative Preferred Stock, filed as Exhibit 4.2 to Registration's Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference.

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



DATED: April 24, 1997           OMEGA HEALTHCARE INVESTORS, INC.
                                ("Registrant")




                                By /s/ David A. Stover
                                   ------------------------------
                                 David A. Stover, Vice President
                                 and Chief Financial Officer


                                       3